Exhibit 8.2

October 22, 2015

Martha Stewart Living Omnimedia, Inc.

601 West 26th Street

New York, N.Y. 10001

Ladies and Gentlemen:

We have acted as United States tax counsel to Martha Stewart Living Omnimedia, Inc., a Delaware corporation (“MSLO”), in connection with the merger of Madeline Merger Sub, Inc., a Delaware corporation (“Madeline Merger Sub”) with and into MSLO pursuant to an Agreement and Plan of Merger, dated June 22, 2015 (the “Merger Agreement”), by and between MSLO, Madeline Merger Sub, Sequential Brands Group, Inc., a Delaware corporation, (“Sequential”), Singer Merger Sub, Inc., a Delaware corporation (“Singer Merger Sub”), and Singer Madeline Holdings, Inc., a Delaware corporation (“TopCo”).

Pursuant to the Merger Agreement, and subject to the conditions set forth therein, Sequential Merger Sub will merge with and into Sequential with Sequential surviving and Madeline Merger Sub will merge with and into MSLO, with MSLO surviving (collectively, the “Mergers”, and individually the “Sequential Merger” and the “MSLO Merger,” respectively).

We are delivering the opinion set forth herein in connection with the filing of the registration statement on Form S-4 of TopCo, which includes the combined statement/prospectus, filed with the Securities and Exchange Commission (the “Registration Statement”). Capitalized terms not defined herein have the meaning specified in the Merger Agreement. In rendering this opinion:

(a)                we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Merger Agreement and such other agreements, instruments, documents and records as we have deemed necessary or appropriate for the purposes of this opinion;

(b)               we have assumed, with your permission and without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the due authorization, execution and delivery of the Merger Agreement, (vi) the valid existence and good standing of all parties to the Merger Agreement, (vii) the enforceability of the Merger Agreement, (viii) that all other documents submitted to us have been or will be duly executed and validly signed (and filed, where applicable) to the extent required in the same form as they have been provided to us, (ix) that each document submitted to us will be legal, valid, binding and enforceable, and (x) that all applicable reporting and filing requirements have been or will be satisfied;

(c)                we have assumed, with your permission and without independent investigation or inquiry, (i) that all covenants and other undertakings set forth in the Merger Agreement or any other document referred to herein have been or will be performed in accordance with the terms thereof, (ii) that the transactions contemplated by the Merger Agreement have been or will be consummated in accordance with the terms thereof and in accordance with the terms in the Registration Statement, (iii) that none of the terms and conditions of the Merger Agreement or the Registration Statement have been or will be waived or modified, (iv) the valid existence and good standing of all parties to the Merger Agreement, and (v) that there are no documents or understandings between the parties, and the parties will not execute any such documents or enter into any such understandings after the date hereof, that would alter, or are inconsistent with, the terms set forth in the Merger Agreement; and

(d)               we have examined and relied upon, and have assumed the accuracy and completeness of, (i) all statements regarding factual matters, representations and warranties contained in the Registration Statement and in the Merger Agreement, including any exhibits or schedules thereto, and (ii) the statements made in the certificates of public officials, officers and representatives of Sequential and others delivered to us, including the representation letters from TopCo, Sequential and MSLO (the “Representation Letters”), dated as of the date hereof. In each case, we have assumed that such assumptions, statements and representations will continue to be accurate and complete as of the Effective Time. With respect to any representations and warranties in any of the foregoing that are made “to the knowledge of” or “based on the belief” of Sequential or any other person or are similarly qualified, we have assumed that such representations and warranties are (and will be as of the Effective Time) accurate and complete, in each case, without such qualification.

No assurance can be given as to the effect on this opinion if any of the foregoing assumptions or representations, warranties, covenants or statements in the foregoing documents is or becomes inaccurate.

We have participated in the preparation of the discussion set forth in the section entitled “U.S. Federal Income Tax Consequences of the MSLO Merger to U.S. Holders of MSLO Common Stock” in the Registration Statement. Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein and in the Registration Statement,

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(1) the statements of United States federal income tax law under the heading “U.S. Federal Income Tax Consequences of the MSLO Merger to U.S. Holders of MSLO Common Stock” in the Registration Statement represent our opinion as to the material United States federal income tax consequences of the MSLO Merger to United States holders of MSLO stock, and

(2) we are of the opinion that, under currently applicable United States federal income tax law, the Mergers will constitute a transaction described in Section 351 of the Code.

This opinion is based upon the Code, the Treasury Regulations and administrative and judicial interpretations thereof, all as in effect on the date hereof. No assurance can be given that any of the foregoing authorities will not be modified, revoked, supplemented or overruled, possibly with retroactive effect, that the Internal Revenue Service will agree with this opinion or that, if the Internal Revenue Service were to take a contrary position, such position would not ultimately be sustained by the courts.

This opinion is limited to and based on United States federal income tax law. We do not purport to express any opinion as to any other consequences (including any applicable state, local or foreign tax consequences) or the effectiveness of the Mergers and no other opinion is implied or may be inferred. This opinion is being rendered solely in connection with the Mergers and the filing of the Registration Statement. This opinion is rendered only as of the date hereof, and we assume no responsibility to update the opinion after the date hereof or to advise you or any other person of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may affect the conclusions expressed herein. This opinion may be withdrawn if we do not receive the Representation Letters dated as of the date of the Effective Time confirming the accuracy of the representations set forth therein.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us and the discussions of advice provided by us under the heading “Material U.S. Federal Income Tax Consequences” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act.

Very truly yours,

/s/ Debevoise & Plimpton LLP

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